EXHIBIT 99.1

WASTE INDUSTRIES USA, INC. Reports Second Quarter 2007 Financial Results

•	Reports revenue of $86.1 million and earnings per share from continuing operations of $0.43

•	Operating income increases 29.6%

Raleigh, NC, Tuesday, July 31, 2007 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported preliminary financial results for the second quarter ended June 30, 2007.

For the quarter ended June 30, 2007, revenue increased 4.3% to $86.1 million, compared to $82.6 million for the quarter ended June 30, 2006. Operating income for the second quarter 2007 increased 29.6% to $12.5 million, compared to $9.6 million for the same period in 2006. Income from continuing operations for the second quarter 2007 was $6.1 million, or $0.43 per diluted share, a 34.8% increase from income from continuing operations of $4.5 million, or $0.32 per diluted share, for the second quarter of 2006. The Company had no income from discontinued operations (net of income taxes) for the second quarter of 2007, compared to $2.3 million, or $0.16 per diluted share, for the same period in 2006, primarily due to a gain on sale of our Jacksonville, Florida landfill operation. Net income was $6.1 million, or $0.43 per diluted share, for the quarter ended June 30, 2007, compared to $6.8 million, or $0.48 per diluted share, for the same period in 2006.

For the six months ended June 30, 2007, revenue increased 3.5% to $167.4 million, compared to $161.7 million for the same period in 2006. Operating income increased 37.5% to $23.9 million, compared to $17.4 million for the six months ended June 30, 2006. Income from continuing operations was $11.5 million, or $0.81 per diluted share, a 46.2% increase from income from continuing operations of $7.9 million, or $0.56 per diluted share, for the six months ended June 30, 2006. Income from discontinued operations (net of income taxes) was $0.1 million, or $.01 per share, for the six months ended June 30, 2007, compared to $2.3 million, or $0.17 per share, for the same period in 2006, primarily due to a gain on sale of our Jacksonville, Florida landfill operation. Net income was $11.7 million, or $0.82 per diluted share, for the six months ended June 30, 2007, compared to $10.2 million, or $0.73 per diluted share, for the same period in 2006.

Jim W. Perry, President and CEO of the Company, stated, “We are very pleased with our operating and financial results for the 2nd quarter and year-to-date 2007. These results reflect our continued emphasis on strengthening routes in desired markets and our ability to reduce our disposal costs by internalizing more of our waste stream into our landfills. One of our current objectives is to leverage or reduce our existing overhead costs. Our network of collection operations, transfer stations and disposal facilities are well positioned to benefit from population and economic growth that are projected to take place in the states in which we operate.”

The Company will host a conference call to discuss its second quarter results on August 1, 2007 at 2:00 PM (Eastern Time). The call number is (800) 475-3716 and the confirmation number is 8720654. The conference call will also be broadcast live over the Internet at http://www.wasteindustries.com under the “Investor Relations” tab. A replay of the call will be available through August 16, 2007 and may be accessed by calling (888) 203-1112 and using confirmation number 8720654.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi and Georgia.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future performance plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as fuel prices, risks in the development and operation of landfills, managing growth, economic trends and weather that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Revenues:
Service revenues	$82,340	$85,876	$161,300	$166,987
Equipment sales	259	262	446	438

Total revenues	82,599	86,138	161,746	167,425

Operating costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	54,651	54,369	106,242	104,210
Cost of equipment sales	157	145	286	236
Selling, general and administrative	10,552	11,638	22,226	23,433
Depreciation and amortization	7,949	8,251	15,998	16,388
Gain on sale of property and equipment and other assets	(336)	(761)	(386)	(759)
Impairment of property and equipment and other assets	—	16	—	16

Total operating costs and expenses	72,973	73,658	144,366	143,524

Operating income	9,626	12,480	17,380	23,901

Interest expense	2,360	2,428	4,908	4,847
Interest income	(49)	(29)	(95)	(56)
Other	(62)	(60)	(150)	(152)

Total other expense, net	2,249	2,339	4,663	4,639

Income from continuing operations before income taxes	7,377	10,141	12,717	19,262
Income tax expense	2,865	4,061	4,844	7,748

Income from continuing operations	4,512	6,080	7,873	11,514

Discontinued operations:
Income from discontinued operations, net of income taxes	2,250	—	2,279	147

Net income	$6,762	$6,080	$10,152	$11,661

Earnings per share:
Basic:
Income from continuing operations	$0.33	$0.43	$0.57	$0.82
Income from discontinued operations	0.16	—	0.17	0.01

Net income	$0.49	$0.43	$0.74	$0.83

Diluted:
Income from continuing operations	$0.32	$0.43	$0.56	$0.81
Income from discontinued operations	0.16	—	0.17	0.01

Net income	$0.48	$0.43	$0.73	$0.82

Weighted-Average Number Of Shares Outstanding:
Basic	13,857	14,073	13,809	14,036
Diluted	14,029	14,182	13,951	14,156

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	December 31, 2006	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,656	$124
Receivables, net	36,408	39,697
Other	5,013	8,710

Total current assets	43,077	48,531

Property and equipment, net	218,039	225,743
Intangible assets, net	104,952	114,606
Investment in real estate	455	456
Other noncurrent assets	3,756	4,053

Total assets	$370,279	$393,389

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	7,143	12,527
Accounts payable—trade	13,318	15,642
Other accrued liabilities and deferred revenues	22,725	27,190

Total current liabilities	43,186	55,359

Long-term debt, net of current maturities	150,069	147,426
Deferred taxes and related contingencies	23,513	26,511
Other long-term liabilities	7,640	10,281

Total liabilities	224,408	239,577
Shareholders’ equity:	145,871	153,812

Total liabilities and shareholders’ equity	$370,279	$393,389

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2006	2007
Operating Activities:
Net income	$10,152	$11,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,124	16,388
Landfill accretion expense	538	271
Amortization of debt issuance costs	309	204
Impairment of property, equipment and other assets	—	16
Gain on sale of property, equipment and other assets	(386)	(759)
Gain on sale of discontinued collection and disposal operations	(2,270)	—
Stock compensation expense	290	407
Provision for deferred income taxes	(457)	309
Change in fair value of commodity hedges	914	681
Provision for doubtful accounts	755	1,131
Changes in assets and liabilities, net of effects from acquisition and disposition of operations	(4,070)	2,295

Net cash provided by operating activities	21,899	32,604

Investing Activities:
Acquisitions of operations, net of cash acquired	(5,033)	(18,351)
Purchases of property and equipment	(21,143)	(13,837)
Proceeds from sale of discontinued collection and disposal operations	16,352	—
Proceeds from sale of property, equipment and other assets	1,032	1,201
Other	(26)	(214)

Net cash used in investing activities	(8,818)	(31,201)

Financing Activities:
Proceeds from issuance of long-term debt	16,000	34,500
Principal payments of long-term debt	(28,443)	(35,778)
Payment of dividends	(2,493)	(3,377)
Principal payments of capital lease obligations	(361)	(126)
Debt issuance costs	(582)	—
Excess tax benefit from stock option exercises	142	274
Net proceeds from exercise of stock options	1,187	1,572

Net cash used in financing activities	(14,550)	(2,935)

Decrease in cash and cash equivalents	(1,469)	(1,532)
Cash and cash equivalents, beginning of period	1,575	1,656

Cash and cash equivalents, end of period	$106	$124

Supplemental disclosures of cash flow information:
Cash paid for interest	$5,246	$5,219

Cash paid for taxes	$8,150	$7,305

EARNINGS RELEASE—SUPPLEMENTAL DATA (dollars in thousands)

	QUARTER ENDED
REVENUE MARGINS	6/30/06	6/30/07
Operating expenses including cost of equipment sales	66.4%	63.3%
S G & A	12.8%	13.5%
Depreciation and amortization	9.6%	9.6%
Interest expense, (net)	2.8%	2.8%
Income from continuing operations (pre-tax)	8.9%	11.8%
Income tax expense	3.5%	4.7%
Income from continuing operations	5.5%	7.1%

SERVICE REVENUE MIX
Collection:
Industrial	$22,984	$22,883
Commercial	22,995	23,813
Residential	18,121	19,532
Disposal and transfer	11,984	12,816
Recycling service	1,200	1,109
Recycled commodity sales	922	1,831
Other	4,134	3,892

Total Service Revenue	$82,340	$85,876

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION AND ACCRETION*
Operating income	$9,626	$12,480
Accretion	122	141
Depreciation and amortization	7,949	8,251

Operating income before depreciation, amortization and accretion	$17,697	$20,872

CAPITAL EXPENDITURES DETAIL	YTD 06	YTD 07
Collection & Transportation	$14,982	$12,033
Landfill Development	6,161	1,804

Total capital expenditures	$21,143	$13,837

FREE CASH FLOW RECONCILIATION *
Net cash provided by operating activities	$21,899	$32,604
Less: Capital expenditures	(21,143)	(13,837)
Plus: Proceeds from disposal of assets	1,032	1,201

Free cash flow	$1,788	$19,968

	12/31/06	6/30/07
DEBT TO TOTAL CAPITAL (includes capital leases)	51.9%	51.0%
TOTAL LIABILITIES TO EQUITY	1.5	1.6
DAYS SALES OUTSTANDING	34	33

SERVICE REVENUE GROWTH		Q2 2007
Price		3.5%
Volume		-2.7%
Energy surcharge		-0.2%

Total internal growth		0.6%
Recycling commodities		1.0%
Acquisitions		2.7%

Total service revenue growth		4.3%

*	Operating income before depreciation, amortization and accretion and free cash flow are considered non-GAAP financial measures. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of property and equipment and other assets. Operating income before depreciation, amortization and accretion and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. The Company’s definitions of operating income before depreciation, amortization and accretion and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of operating income before depreciation, amortization and accretion is useful to investors because it provides important information of the Company’s operating performance exclusive of certain non-cash costs. The Company has included information concerning free cash flow because it believes it provides additional information for determining its ability to meet debt service requirements and that this measure is an indicator upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets free cash flow trends as a measure of its liquidity.